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                                                                       EXHIBIT J

                         INDEPENDENT AUDITORS' CONSENT
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The Board of Directors and Shareholders
Tax-Free Investments Co.:

We consent to the use of our report on the Cash Reserve Portfolio (a portfolio of Tax-Free Investments Co.) dated May 1, 2000 included herein and to the reference to our firm under the headings "Financial Highlights" and "Reports" in the Statement of Additional Information.



/s/ KPMG LLP
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Houston, Texas
March 2, 2001